UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Twenty-First Century Fox, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each Class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY—SUBJECT TO COMPLETION

Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York, New York, 10036

(212) 852-7000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [—], 2014

Dear Stockholder:

A Special Meeting of Stockholders (the “Special Meeting”) of Twenty-First Century Fox, Inc. (the “Company”) will be held on [—], 2014 at [—] ([—] Time) at [—].

At the Special Meeting, stockholders will be asked to:

•	approve the Company making a request for removal of its full foreign listing from the Australian Securities Exchange (the “ASX”).

The foregoing item of business is more fully described in the Company’s proxy statement. While all of the Company’s stockholders and all holders of CHESS Depositary Interests (“CDIs”) exchangeable for shares of the Company’s Common Stock are invited to attend the Special Meeting, only stockholders of record and holders of CDIs exchangeable for shares of the Company’s Class B Common Stock at the close of business on [—], 2014 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Special Meeting or any adjournment or postponement thereof.

As more fully described in the Company’s proxy statement, in order to maintain compliance with U.S. law, the Company has suspended 35% of the voting rights of Class B Common Stock of the Company held by non-U.S. stockholders or those who are deemed to be non-U.S. stockholders. The Audit Committee of the Board of Directors may modify the voting suspension percentage to reflect changes, if any, in the Company’s foreign ownership based on its assessment of the information reasonably available to it. If you are a holder of Class B Common Stock or CDIs exchangeable for Class B Common Stock, you must identify whether you are a U.S. stockholder or a non-U.S. stockholder by choosing the appropriate designation on the proxy card. If you do not provide a response as to your citizenship on the proxy card, you will be deemed to be a non-U.S. stockholder and your shares will be subject to the suspension of voting rights unless you are a stockholder of record and you previously submitted a U.S. citizenship certification to the Company’s transfer agent or Australian share registrar.

Under the Company’s charter, requesting removal of the Company’s full foreign listing from the ASX requires the affirmative vote of the holders of a majority of the then outstanding shares of the Class B Common Stock. In connection therewith, the Company is seeking the affirmative vote of the holders of a majority of the then outstanding shares of Class B Common Stock entitled to vote, giving effect to the voting suspension, to approve the request for removal of the Company’s full foreign listing from the ASX.

Additionally, the Board has elected to condition the Company’s request for removal of its full foreign listing from the ASX on receipt of the affirmative vote of the holders of a majority of the then outstanding shares of Class B Common Stock, without giving effect to the suspension of voting rights, and as such all shares of Class B Common Stock held by non-U.S. stockholders will be counted.

Important Information for Holders of Class B Common Stock

It is important that your shares of the Company’s Class B Common Stock be represented and voted at the Special Meeting. If you are a holder of shares of Class B Common Stock, you may submit a proxy for those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials, or if you requested a paper proxy card, you may submit your proxy by mail if you prefer. If you attend the Special Meeting, you may vote your shares in person. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Special Meeting, we urge you to submit a proxy for your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible, prior to the Special Meeting to ensure that your shares will be represented at the Special Meeting if you are unable to attend.

If you are planning to attend the Special Meeting in person, you will be asked to register before entering the Special Meeting. You must request an admission ticket in advance, and your request must be received by [—], 2014. All attendees will be required to present the admission ticket and a government-issued photo identification (e.g., driver’s license or passport) to enter the Special Meeting. You may request an admission ticket by:

•	if you are a stockholder of record, visiting [—] and following the instructions provided;
•

sending an e-mail to the Corporate Secretary at [—] providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below;

•	calling the Corporate Secretary at (212) 852-7000; or
•

sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below.

If you are a stockholder of record, your ownership of the Company’s Common Stock will be verified against the list of stockholders of record as of the Record Date prior to your being issued an admission ticket. If you are not a stockholder of record and hold your shares of the Company’s Common Stock in “street name,” i.e., your shares of the Company’s Common Stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax along with proof of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by [—], 2014.

Seating at the Special Meeting will begin at [—] ([—] Time). Prior to entering the Special Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Special Meeting. Registration will close ten minutes before the meeting begins. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Special Meeting. The Company reserves the right to remove persons from the Special Meeting who disrupt the Special Meeting or who do not comply with the rules and procedures for the conduct of the Special Meeting.

The Special Meeting will be audiocast live on the Internet at www.21cf.com.

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy statement and other materials (the “proxy materials”) relating to the Special Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you have previously elected to receive printed copies of communications from the Company or specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials and the Company’s annual report, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please go to www.21cf.com/investor/ElectronicDelivery/ and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps lower the Company’s costs and reduce the amount of paper mailed to your home.

Laura A. Cleveland Corporate Secretary New York, New York [—], 2014

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF THE COMPANY’S CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE SUBMIT A PROXY FOR YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY BY TELEPHONE, INTERNET OR PROXY CARD.

PRELIMINARY COPY—SUBJECT TO COMPLETION

Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York, New York, 10036

PROXY STATEMENT

Special Meeting of Stockholders—[—], 2014

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Twenty-First Century Fox, Inc. (the “Company” or “21st Century Fox”) of proxies for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held on [—], 2014 at [—] ([—] Time) at [—] and at any adjournment or postponement thereof.

This proxy statement is first being mailed to stockholders on or about [—], 2014. You are requested to submit your proxy in order to ensure that your shares are represented at the Special Meeting.

In addition, the Company has engaged [—] to assist in the solicitation of proxies for the Special Meeting and the Company estimates that it will pay [—] a fee of approximately $[—]. The Company has also agreed to reimburse [—] for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify [—] against certain losses, costs and expenses. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation therefor.

This proxy statement contains:

•

details of a proxy solicitation process in connection with a meeting of stockholders to consider a proposal to approve the Company making a request for removal of its full foreign listing from the Australian Securities Exchange (the “ASX”); and

•	details of the options available to holders of CHESS Depositary Interests (“CDIs”) in the event the proposal is approved and the Company proceeds to delist from the ASX.

If you are a CDI holder on the effective date of removal of the Company from the official list of the ASX (the “Delisting Date”), a personalized Voluntary Sale Instruction Form and Register Removal Request Form will be sent to you separately after the Delisting Date. You can also access the forms online at www.computershare.com/au/forms. More details about these forms are included in the section entitled “PROPOSAL 1: Request for Removal of the Company’s Full Foreign Listing from the ASX—Options Available to CDI Holders” beginning on page 20.

This proxy statement contains important material for stockholders and CDI holders and you are encouraged to read it in its entirety and consult your financial, legal, tax or other professional advisors.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting.

2014 Special Meeting of Stockholders

Date and Time:	[—], 2014, [—]

Place:	[—]

Record Date:	[—]

Voting:	Holders of Class B Common Stock entitled to vote as of the record date

Proposal to be Considered at the Special Meeting

	Board Vote Recommendation	Page Reference (For more detail)
Request for Removal of the Company’s Full Foreign Listing from the ASX	FOR	13

Required Vote (page 11)

The Company will not request the removal of its full foreign listing from the ASX unless both of the following conditions with respect to the proposal are satisfied:

•

the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote as of the record date, giving effect to the voting suspension applicable to non-U.S. stockholders as described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders” beginning on page 7 of this proxy statement (the “Charter Approval”); and

•

the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock as of the record date, without giving effect to the suspension of voting rights (the “Condition to Approval”), which will permit all of the shares of Class B Common Stock held by non-U.S. stockholders to be counted.

While the Murdoch Family Trust and K. Rupert Murdoch are entitled to vote on the proposal, pursuant to a voting agreement entered into with the Company at the time the suspension was first implemented, they will not vote their shares of Class B Common Stock in excess of 39.4% of the shares of Class B Common Stock that are entitled to vote on the Charter Approval. For purposes of the Condition to Approval, however, the Murdoch Family Trust and K. Rupert Murdoch, like all other stockholders, are entitled to provide voting instructions with respect to all of their shares of Class B Common Stock.

Additional information on the votes required to approve the request for removal can be found in the section entitled “Required Vote” beginning on page 11 of this proxy statement.

Rationale for the Proposed Delisting from the ASX (page 13)

The removal of the Company’s listing from the ASX would provide long-term benefits to the Company and its stockholders by:

•

Simplifying the Company’s capital structure as a result of reducing the number of equity pools from four (reflecting the Class A Common Stock and Class B Common Stock, as well as the CDIs that correspond to such classes) to two;

•

Consolidating trading on one exchange, in the world’s largest equity market, which we expect will lead to improved liquidity for trading in the Company’s Common Stock, particularly the less actively traded Class B Common Stock;

•	Providing a single securities regulatory regime for the Company which will reduce the Company’s administrative burden and related costs of reporting and compliance; and
•

Resulting in a likely reduction of the ownership of the Company’s Class B Common Stock by non-U.S. stockholders, which, if reduced below the 25% voting foreign ownership threshold under the rules and regulations of the Federal Communications Commission, would enable the Company to eliminate the suspension of voting rights of the Class B Common Stock held by non-U.S. stockholders and restore full voting rights to the Company’s non-U.S. stockholders.

Additional information on the rationale for the proposed delisting can be found in the section entitled “PROPOSAL 1: Request for Removal of the Company’s Full Foreign Listing from the ASX—Background—Rationale for the Proposed Delisting from the ASX” beginning on page 13 of this proxy statement.

Consequences of the Proposed Delisting (page 16)

While there will be certain changes to the regulatory overlay to which the Company is subject as a result of the removal of its full foreign listing from the ASX, the Company will still be subject to comprehensive regulation under the U.S. securities laws, the NASDAQ listing rules and numerous corporate governance and other investor protections.

Upon delisting, certain institutional holders of the Company’s Common Stock may no longer be permitted to continue to own shares of the Company’s Common Stock under their own investment mandates. The Company’s proposed delisting will also likely result in the Company’s Common Stock being removed from all Australian S&P/ASX Indices, and the timing of any changes to these indices affecting the Company’s Common Stock will be determined by Standard & Poor’s. Investors that are restricted from owning stocks in entities not listed on the ASX or included in the Australian S&P/ASX Indices would be expected to divest their holdings in the Company’s Common Stock. Sales of the Company’s Common Stock by these and other investors that had held their securities in CDI form and traded on the ASX in significant amounts could result in the lowering of the market price of our Common Stock, short-term dislocations, and reduced price stability.

Additional information on the consequences of the proposed delisting can be found in the section entitled “PROPOSAL 1: Request for Removal of the Company’s Full Foreign Listing from the ASX—Consequences of the Proposed Delisting” beginning on page 16 of this proxy statement.

Delisting Process (page 18)

If the proposal is approved by stockholders, the Company will file a request for removal of its full foreign listing with the ASX.

The ASX has provided in-principle advice to the Company that it would be likely to remove the Company’s full foreign listing from the ASX upon the Company’s submission of a formal request, subject to compliance with certain conditions including that holders of CDIs be sent certain information regarding the proposed delisting.

The following table sets out the proposed timeframe for the delisting process based on the ASX’s in-principle advice to the Company.

Date[1]	Event
T	Date of the Special Meeting.

T+1	Filing of request for removal of the Company’s full foreign listing with the ASX and ASX approval of such request.

T+30

Effective date of suspension in trading of CDIs on the ASX (the “Suspension Date”).

Note: Trading in CDIs on the ASX is permitted up to close of trading on the Suspension Date. CDI holders’ existing right to convert CDIs into the underlying Common Stock listed on NASDAQ continues until the closing date of the Voluntary Share Sale Facility.

T+37

The Delisting Date (being the effective date of removal of the Company from the official list of the ASX).

Note: Following the Delisting Date, the Company’s CDI program will end and there will no longer be any CDIs on issue. However, CHESS Depositary Nominees Pty Ltd (“CDN”) will continue to hold Common Stock on behalf of former CDI holders.

CDI holders’ existing right to convert CDIs into the underlying Common Stock listed on NASDAQ continues until the closing date of the Voluntary Share Sale Facility.

T+38	Opening date of the Voluntary Share Sale Facility whereby each CDI holder can elect to have the underlying shares of Common Stock sold on NASDAQ on behalf of the CDI holder.

T+44	Mailing to former CDI holders of personalized: (1) Register Removal Request Forms for CDI conversions into underlying Common Stock and (2) Voluntary Sale Instruction Forms for participation in the Voluntary Share Sale Facility.

T+98	Closing date of the Voluntary Share Sale Facility (i.e., the last day on which former CDI holders can submit Voluntary Sale Instruction Forms).
T+105	Registered ownership of all shares which CDN continues to hold on behalf of former CDI holders (other than those in relation to which a valid Voluntary Sale Instruction Form has been received) are compulsorily transferred to the former CDI holders.

Additional information on the delisting process can be found in the section entitled “PROPOSAL 1: Request for Removal of the Company’s Full Foreign Listing from the ASX—Delisting Process” beginning on page 18 of this proxy statement.

Options Available to CDI Holders (page 20)

The options available to CDI holders in the event the Company proceeds to delist from the ASX are as follows:

•	Option 1: sale of CDIs on the ASX on or before the date that the ASX suspends trading in CDIs prior to the proposed delisting;
•	Option 2: voluntary conversion of CDIs into underlying shares of Common Stock;
•

Option 3: participation in a Voluntary Share Sale Facility (to operate for a two month period after the Delisting Date) whereby the underlying shares of Common Stock will be sold on NASDAQ on behalf of the CDI holder; and

[1]	Specific dates will be provided for the proposed timeframe in the definitive proxy statement.

•	Option 4 (default option): no action—registered ownership of shares automatically transferred to the former CDI holder after end of Voluntary Share Sale Facility period.

If you are a CDI holder on the Delisting Date, a personalized Voluntary Sale Instruction Form and Register Removal Request Form will be sent to you separately after the Delisting Date. You can also access the forms online at www.computershare.com/au/forms.

Additional information on the options available to CDI holders can be found in the section entitled “PROPOSAL 1: Request for Removal of the Company’s Full Foreign Listing from the ASX—Options Available to CDI Holders” beginning on page 20 of this proxy statement.

DRS Sales Facility (page 24)

The Company has made arrangements to allow eligible former CDI holders to sell all or some of their Common Stock under a share sale facility currently operated by the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare US”), with the option to receive sale proceeds in Australian dollars. You will be eligible to participate in this direct registration share sales facility if:

•

you choose to convert your CDIs into shares of Company Common Stock and have them issued in your name (i.e., you choose Option 2 and do not nominate a U.S. broker or bank in the Register Removal Request Form), or

•

your CDIs are automatically converted into registered ownership interests in the Company’s Common Stock in your name after the end of the Voluntary Share Sale Facility period (i.e., if Option 4 applies to you).

Additional information on the direct registration share sales facility can be found in the section entitled “PROPOSAL 1: Request for Removal of the Company’s Full Foreign Listing from the ASX—DRS Sales Facility” beginning on page 24 of this proxy statement. There will be costs associated with sales by former CDI holders of Common Stock using the DRS Sales Facility.

THE SPECIAL MEETING

Outstanding Shares

The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Subject to the restrictions described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders”, holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Special Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Special Meeting. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock.

The Company’s shares are also traded on the ASX in the form of CDIs. CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, whichever is applicable, at the rate of one CDI per one such share of Common Stock.

Record Date

The Board has fixed the close of business on [—], 2014 as the record date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof in person or by proxy (the “Record Date”). If the Special Meeting is adjourned or postponed, notice of such adjournment or postponement will be provided to all stockholders of record entitled to vote at the Special Meeting in accordance with applicable law and the Company’s Amended and Restated By-laws (the “By-laws”).

Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Special Meeting. As of the Record Date, there were [—] shares of Class B Common Stock outstanding and entitled to vote held by approximately [—] holders of record. Subject to the restrictions described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders”, each share of Class B Common Stock held as of the Record Date is entitled to one vote per share on all matters to be presented at the Special Meeting. A list of the stockholders of record entitled to vote as of the Record Date will be available at the Special Meeting and at the Company’s principal executive offices during the ten days prior to the Special Meeting.

If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare US, you are a stockholder of record, and these proxy materials are being sent directly to you from the Company. As the stockholder of record of Class B Common Stock as of the Record Date, you have the right to grant your voting proxy directly to the Company or to vote in person at the Special Meeting.

If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock. However, since you are not the stockholder of record, you may not vote these shares of Class B Common Stock in person at the Special Meeting unless you obtain a signed proxy from the stockholder of record (i.e., your broker, bank or nominee) giving you the right to vote such shares.

Holders of CDIs exchangeable for Class B Common Stock (“Class B CDIs”) have a right to direct CDN, the issuer of the CDIs, on how it should vote with respect to the proposal described in this proxy statement.

Restrictions on Voting by Non-U.S. Stockholders

Under U.S. federal law, no broadcast station licensee may be owned by a corporation if more than 25% of that corporation’s stock is owned or voted by non-U.S. stockholders if the Federal Communications Commission finds that the public interest will be served by the refusal or revocation of the license. The Company indirectly holds broadcast station licenses in connection with its ownership and operation of 28 U.S. television stations.

A non-U.S. stockholder is defined in Appendix A attached to this proxy statement.

In order to maintain compliance with U.S. law and in accordance with Article IV, Section 5 of the Company’s Restated Certificate of Incorporation, the Company has suspended 35% of the voting rights of Class B Common Stock held by non-U.S. stockholders. The Audit Committee of the Board may modify the voting suspension percentage to reflect changes, if any, in the Company’s foreign ownership based on its assessment of the information reasonably available to it.

If you are a holder of Class B Common Stock or Class B CDIs, you must identify whether you are a U.S. stockholder or a non-U.S. stockholder by choosing the appropriate designation on Item 2 on the proxy card. If you do not provide a response to Item 2 on the proxy card, you will be deemed to be a non-U.S. stockholder and your shares will be subject to the suspension of voting rights unless you are a stockholder of record and you previously submitted a U.S. citizenship certification to the Company’s transfer agent or Australian share registrar. Except with respect to the determination of whether the Condition to Approval (as defined herein) has been satisfied, for all matters to be voted on at the Special Meeting, shares of Class B Common Stock or Class B CDIs subject to the suspension of voting rights will not be counted as a vote cast “FOR” or “AGAINST” the proposal and will not be considered as shares entitled to vote for purposes of a quorum. Fractional shares will be counted as a fraction of a share cast “FOR” or “AGAINST” the proposal.

If you are a non-U.S. stockholder subject to the suspension of voting rights, you should still give voting instructions for, or submit a proxy for, all of the shares you own when submitting your voting instructions or proxy. If you are subject to the suspension of voting rights and you are a holder of record, the Inspector of Elections will apply the then applicable suspension to a percentage of the voting rights of the Class B Common Stock or Class B CDIs represented by your proxy card for all purposes other than with respect to the determination of whether the Condition to Approval has been satisfied. If you are subject to the suspension of voting rights and you are a beneficial owner who holds in street name, the proxy tabulator will apply the then applicable suspension to a percentage of the voting rights of the Class B Common Stock represented by your voting instructions.

Notwithstanding the suspension of voting rights as described above, the Board has elected to condition the Company’s request for removal of its full foreign listing from the ASX on receipt of the affirmative vote of the holders of a majority of the then outstanding shares of Class B Common Stock without giving effect to the suspension of voting rights, and as such all shares of Class B Common Stock held by non-U.S. stockholders will be counted. The Company may not request removal of the Company’s full foreign listing from the ASX unless the proposal receives the affirmative vote of the holders of a majority of the then outstanding shares of Class B Common Stock entitled to vote, giving effect to the suspension of voting rights as described above. For a more detailed description of the vote associated with the request for removal, see the section entitled “Required Vote” below.

On April 18, 2012, the Murdoch Family Trust and K. Rupert Murdoch (together the “Murdoch Family Interests”) entered into an agreement with the Company, whereby the Murdoch Family Interests agreed to limit their voting rights during the voting rights suspension period (the “Voting Agreement”). Under this Voting Agreement, the Murdoch Family Interests will not vote or provide voting instructions with respect to a portion of their shares of Class B Common Stock to the extent that doing so would increase their percentage of voting power from what it was prior to the suspension of voting rights. While the Murdoch Family Interests will be entitled to vote on this matter, pursuant to the Voting Agreement, they will not vote their shares of Class B Common Stock in excess of 39.4% of the shares of Class B Common Stock that are entitled to vote. Accordingly, the shares held by the Murdoch Family Interests that are subject to the restrictions in the Voting Agreement will not be counted as shares cast “FOR” or “AGAINST” the Charter Approval, but they will be considered as shares present at the meeting for purposes of a quorum. For purposes of the Condition to Approval, the Murdoch Family Interests will provide voting instructions with respect to all of their shares, including shares subject to the restriction in the Voting Agreement, and, like all other stockholders, all of their shares will be counted with respect to the determination of whether the Condition to Approval has been satisfied.

Internet Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy statement and other materials (the “proxy materials”) relating to the Special Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you have previously elected to receive printed copies of communications from the Company or specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

The Company intends to commence distribution of the Notice of Internet Availability to stockholders on or about [—], 2014.

The Company will first make available the proxy materials at www.proxyvote.com on or about [—], 2014 to all stockholders entitled to vote at the Special Meeting. You may also request a printed copy of the proxy materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.

If you are a CDI holder, you may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.investorvote.com.au; or by telephone at 1300 652 536 (within Australia) or +61 3 9415 4883 (outside of Australia).

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the proxy statement for the current year or future years should be directed to the Corporate Secretary at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies of this proxy statement may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact the Corporate Secretary to request that only a single copy of the proxy statement be mailed in the future.

Voting and Submission of Proxies

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Special Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposal 1. If any other matter properly comes before the Special Meeting, the proxy holders will vote on that matter in their discretion.

If you are a holder of Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Time) on the day before the Special Meeting date or the applicable cut-off date. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy to follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Time) on the day before the Special Meeting date or the applicable cut-off date.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Special Meeting.

If you hold Class B CDIs, Internet proxy submission is available 24 hours a day through 5:00 p.m. (Australian Eastern Daylight Time) on [—], 2014. You may submit a proxy for your CDIs by Internet at www.investorvote.com.au. The Internet system has easy to follow instructions on how you may submit a proxy for your CDIs and allows you to confirm that the system has properly recorded your proxy. If you submit a proxy for your CDIs by Internet, you should have in hand when you access the website the Notice of Internet Availability or the voting instruction card (for those CDI holders who have received, by request, a hard copy of the voting instruction card). If you submit a proxy for your CDIs by Internet, you do not need to return your voting instruction form to the Company. If you have received, by request, a hard copy of the voting instruction card, and wish to submit your proxy by mail, you should complete and return the voting instruction card to the Australian share registrar by 5:00 p.m. (Australian Eastern Daylight Time) on [—], 2014.

While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of voting your shares of Class B Common Stock in person at the Special Meeting. If your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock, and you have the right to attend the Special Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Special Meeting or vote in person, you must obtain and provide when you request an admission ticket a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Revocation of Proxies

A proxy may be changed or revoked by a stockholder at any time prior to the voting at the Special Meeting:

•	if you are a holder of record of Class B Common Stock, by notifying in writing our Corporate Secretary, Laura A. Cleveland, at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036;
•	by attending the Special Meeting and voting in person (your attendance at the Special Meeting will not by itself revoke your proxy);

•	by submitting a later-dated proxy card;
•	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet; or
•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Class B CDI holders may change prior voting instructions by submitting a later-dated CDI voting instruction form before 5:00 p.m. (Australian Eastern Daylight Time) on [—], 2014. Revocation of prior voting instructions must be submitted in writing and received before 5:00 p.m. (Australian Eastern Daylight Time) on [—], 2014.

Attending the Special Meeting in Person

While all of the Company’s stockholders and all holders of CDIs exchangeable for shares of Common Stock are invited to attend the Special Meeting, only holders of Class B Common Stock are entitled to vote at the Special Meeting. As discussed above, if your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock, and you have the right to attend the Special Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Special Meeting and vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you are planning to attend the Special Meeting in person, you will be asked to register prior to entering the Special Meeting. You must request an admission ticket in advance and your request must be received by [—], 2014. All attendees will be required to present the admission ticket and a government-issued photo identification (e.g., driver’s license or passport) to enter the Special Meeting. You may request an admission ticket by:

•	if you are a stockholder of record, visiting [—] and following the instructions provided;
•

sending an e-mail to the Corporate Secretary at [—] providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below;

•	calling the Corporate Secretary at (212) 852-7000; or
•

sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below.

If you are a stockholder of record, your ownership of Common Stock will be verified against the list of stockholders of record as of the Record Date prior to being issued an admission ticket. If you are not a stockholder of record and hold your shares of Common Stock in “street name,” i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax along with proof of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by [—], 2014.

Seating at the Special Meeting will begin at [—] ([—] Time). Prior to entering the Special Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Special Meeting. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Special Meeting. Registration will close ten minutes prior to the meeting. The Company reserves the right to remove persons from the Special Meeting who disrupt the Special Meeting or who do not comply with the rules and procedures for the conduct of the Special Meeting.

If you require any special accommodations at the Special Meeting due to a disability, please contact the Corporate Secretary at (212) 852-7000 or send an email to [—] and identify your specific need no later than [—], 2014.

The Special Meeting will be audiocast live on the Internet at www.21cf.com.

Required Vote

Quorum.  In order for the Company to conduct the Special Meeting, the holders of a majority of the Class B Common Stock outstanding and entitled to vote as of the Record Date must be present in person or represented by proxy at the Special Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Special Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock. Shares subject to the suspension of voting rights, as described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders,” will not be considered as shares outstanding and entitled to vote and, accordingly, will not be counted for purposes of establishing a quorum at the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Special Meeting to ensure that your shares of Class B Common Stock will be represented at the Special Meeting if you are unable to attend and so that the Company will know as soon as possible that enough votes will be present for the Special Meeting to be held.

Approval of the Request for Removal.  Under the Company’s charter, requesting removal of the Company’s full foreign listing from the ASX requires the affirmative vote of the holders of a majority of the then outstanding shares of the Class B Common Stock. In connection therewith, the Company is seeking the Charter Approval to approve the request for removal of the Company’s full foreign listing from the ASX. As of the Record Date, there were [—] shares of Class B Common Stock entitled to vote, giving effect to the voting suspension. While the Murdoch Family Interests will be entitled to vote on this matter, pursuant to the Voting Agreement, they will not vote their shares of Class B Common Stock in excess of 39.4% of the shares of Class B Common Stock that are entitled to vote. The Company may not request removal of the Company’s full foreign listing from the ASX unless the Charter Approval is achieved.

In addition to the Charter Approval, the Board has elected to condition the Company’s request for removal of its full foreign listing from the ASX on receipt of the Condition to Approval, and as such all shares of Class B Common Stock held by non-U.S. stockholders will be counted. As of the Record Date, there were [—] shares of Class B Common Stock outstanding. For purposes of the Condition to Approval, the Murdoch Family Interests will provide voting instructions with respect to all of their shares, including shares subject to the restriction in the Voting Agreement, and, like all other stockholders, all of their shares will be counted with respect to the determination of whether the Condition to Approval has been satisfied.

The Company has determined not to request removal of its full foreign listing on the ASX unless both the Charter Approval and the Condition to Approval are satisfied.

If you are entitled to vote but fail to vote on the proposal or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the approval of the ASX delisting proposal for purposes of both the Charter Approval and the Condition to Approval.

All shares of Class B Common Stock represented by properly executed proxies, which are submitted or returned and not revoked, will be voted in accordance with your instructions. If a properly executed proxy is returned without a specific mark indicating “FOR”, “AGAINST” or “ABSTAIN”, the number of shares of Class B Common Stock represented by such proxy will be voted:

•	“FOR” the approval of the Company making a request for removal of its full foreign listing from the ASX.

Additionally, if you do not provide a response under Item 2 as to your citizenship on a properly executed proxy, you will be deemed to be a “non-U.S. stockholder” and your shares will be subject to the suspension of voting rights for the Charter Approval unless you are a stockholder of record and you previously submitted a U.S. citizenship certification to the Company’s transfer agent or Australian share registrar. A representative of [—] will be appointed to act as independent Inspector of Elections for the Special Meeting and will tabulate the votes.

PROPOSAL 1: REQUEST FOR REMOVAL OF THE COMPANY’S FULL FOREIGN

LISTING FROM THE ASX

Background

Background of Listing on the ASX

The Company traces its origin to 1922, when News Limited, the former parent of the Company’s group, was incorporated. The then parent of the Company’s group was first admitted to the official list of the ASX in 1923. The initial listing on the ASX reflected that the parent company of the group was domiciled in Australia and the Company’s assets and business at that time were located in Australia. In 2004, the group was re-domiciled in Delaware upon the affirmative vote of its stockholders. In connection with the re-domicile, the Company became the parent company of the group and was admitted to the official list of the ASX on November 3, 2004 and the New York Stock Exchange on November 12, 2004, and was subsequently listed on the NASDAQ Global Select Market (“NASDAQ”) on December 29, 2008. At the time of the re-domicile, the group continued to have significant assets and businesses in Australia and accordingly, the re-domiciled Company determined to maintain its full foreign listing on the ASX. In addition, the Company determined at the time of the re-domicile that it would not request removal of its full foreign listing on the ASX without stockholder approval, even though the rules of the ASX would not necessarily require stockholder approval of delisting. In June 2013, the Company separated its publishing and media and entertainment businesses into two separate independent publicly traded companies, News Corporation and the Company (the “Separation”). Following the Separation, the Company retained only limited operations in Australia.

Rationale for the Proposed Delisting from the ASX

The Board has evaluated, with the assistance of members of the Company’s senior management and its advisors, the proposed delisting from the ASX. In reaching its decision to approve the request for removal of the Company’s full foreign listing from the ASX, subject to requisite stockholder approval being achieved, the Board considered the following factors:

•

Simplification of Capital Structure / Consolidation of Liquidity.  The proposed delisting from the ASX will simplify the Company’s capital structure by reducing the number of equity pools from four (reflecting the Class A Common Stock and Class B Common Stock, as well as the CDIs quoted on the ASX that correspond to such classes) to two (reflecting the elimination of the CDI program). Following the proposed delisting from the ASX, trading in both classes of the Company’s Common Stock will be consolidated onto the NASDAQ exchange and, as a result, trading liquidity of the Company’s Common Stock, particularly the Class B Common Stock, is expected to increase on that exchange. The proposed delisting from the ASX will create a single U.S. dollar price for each of the separate classes of the Company’s Common Stock and thereby eliminate arbitrage opportunities that sometimes arise from price differentials created by the trading of the Company’s Common Stock, and quotation of different prices for the Company’s Common Stock in two different currencies, on the NASDAQ and ASX exchanges.

•

Reflection of Current Business Concentration.  As a result of the Separation, the material portion of the Company’s assets and business located in Australia was transferred out of the Company’s group. Operations of the Company’s businesses located in Australia currently represent less than 2% of its revenues and less than 1% of its assets and employees. Therefore, the geographic rationale for the Company maintaining an ASX listing has been substantially diminished.

•

Single Securities Regulatory Regime and Resulting Reduction in Costs Related to Securities and Reporting Compliance.  As further described in this section under the heading “Consequences of the Proposed Delisting” beginning on page 16 of this proxy statement, the proposed delisting from the ASX will result in the Company being subject to a single securities regulatory regime under U.S. law. This is expected to reduce the Company’s administrative burden related to compliance with securities and reporting obligations and related corporate overhead and costs of compliance. The proposed delisting will also facilitate the issuance of stock-settled (rather than cash-settled) equity awards to executive directors which would enable the Company to fix its compensation expense based on the share price on the date the award is granted and eliminate any volatility in compensation expenses that may result from using cash-settled equity awards.

•

Federal Communications Commission Foreign Ownership Restrictions.  The Company indirectly holds broadcast station licenses in connection with its ownership and operation of U.S. television stations. The ownership of such stations is integral to the Company’s business and operations. Under the rules and regulations promulgated under the Communications Act of 1934 by the Federal Communications Commission (the “FCC”), no broadcast station licensee may be owned by a corporation if more than 25% of its stock is owned or voted by non-U.S. persons, their representatives, or by any other corporation organized under the laws of a foreign country if the FCC finds that the public interest will be served by the refusal or revocation of the license. In order to maintain compliance with such rules and regulations, as of October 2013, the Company has suspended 35% of the voting rights of the Class B Common Stock held by non-U.S. stockholders as described herein. We anticipate that the proposed delisting from the ASX will likely reduce the ownership of the Company’s Class B Common Stock by non-U.S. stockholders, potentially to below the 25% voting foreign ownership threshold, in which case the Company will eliminate the suspension of voting rights of the Class B Common Stock held by non-U.S. stockholders, thereby restoring full voting rights to our non-U.S. stockholders and providing a potential durable and long-term solution to maintaining compliance with the FCC’s foreign ownership rules and regulations.

•

In order to ensure compliance with the FCC’s rules and regulations, the Company’s charter authorizes the Board to prevent, cure or mitigate the effect of stock ownership above the 25% equity or voting foreign ownership threshold by taking any action including: refusing to permit any transfer of common stock to or ownership of common stock by a non-U.S. stockholder; voiding a transfer of common stock to a non-U.S. stockholder; suspending rights of stock ownership if held by a non-U.S. stockholder; or redeeming common stock held by a non-U.S. stockholder. As noted above, the Company currently maintains a suspension of voting rights of the Class B Common Stock held by non-U.S. stockholders; this suspension will remain in place for as long as the Company deems it necessary to maintain compliance with applicable U.S. law, and may be adjusted by the Audit Committee as it deems appropriate. The voting rights suspension has been effective in addressing the Company’s compliance with the voting foreign ownership threshold. A suspension, however, would not be adequate to address a situation in which non-U.S. stockholders of Class A and Class B Common Stock combined comprised more than 25% of the Company’s equity ownership. In that event, in order to maintain compliance with the equity foreign ownership threshold, the Company would need to consider the capital measures described above that are permitted under its charter, which could include redeeming stock held only by non-U.S. stockholders and/or restrictions on transfer of stock to non-U.S. stockholders. The Company is not able to predict whether additional action pursuant to its charter may be necessary.

•

On November 14, 2013, the FCC issued a Declaratory Ruling announcing that, going forward, it will, on a case-by-case basis, conduct a substantive, facts and circumstances evaluation of proposals for foreign investment in excess of 25% in the parent company of a broadcast licensee. Although the FCC has always had the authority under the Communications Act to “find that the public interest will be served” by permitting foreign ownership in excess of 25%, as a practical matter, the FCC historically has applied the law to broadcast licensees as though it prohibited permission to exceed the foreign ownership threshold. The FCC emphasized that the purpose of the Declaratory Ruling is to improve access to capital for investors interested in broadcasting, which could lead to enhanced growth and productivity, job creation and increased competition. The Declaratory Ruling also focused on the potential for the modified approach to accelerate investment by minorities and women, who have faced particular challenges in financing broadcast station acquisitions in U.S. capital markets. The Declaratory Ruling does not change in any way the Company’s obligation under current law to maintain foreign ownership levels below 25% absent FCC approval. The ruling merely clarifies that the FCC now will exercise its long-standing statutory authority to consider requests from companies that hold broadcast licenses seeking permission to exceed the 25% threshold.

•

The FCC indicated in the Declaratory Ruling that, consistent with its past practice, it will provide the public an opportunity to comment on any request that the FCC receives to exceed the 25% threshold. The Company does not believe it is likely that any request by the Company to exceed the foreign ownership limitation would be considered on a timely basis and, considering the FCC’s stated purpose for the Declaratory Ruling described above, it is uncertain whether such a request would be granted. The Declaratory Ruling therefore does not currently represent a viable option for addressing the Company’s obligation to comply with the foreign ownership limitation.

In reaching its decision to approve the request for removal from listing on the ASX, subject to each of the Charter Approval being achieved and Condition to Approval being satisfied, the Board also considered certain other investment considerations, which are described in this section under the heading entitled “Consequences of the Proposed Delisting—Investment Considerations” beginning on page 16.

Determination and Recommendation by the Board

The Board, after considering all factors that the Board deemed relevant and after consulting with management and the Company’s advisors, approved the submission to the ASX of a request for removal of the Company’s full foreign listing from the ASX, subject to each of the Charter Approval being achieved and the Condition to Approval being satisfied. Certain factors considered by the Board in reaching this decision can be found in this section under the heading “Rationale for the Proposed Delisting from the ASX” beginning on page 13 of this proxy statement.

The Board’s recommendation in favor of the proposed ASX delisting is subject to each of the Charter Approval being achieved and the Condition to Approval being satisfied, as described in the section of this proxy statement entitled “The Special Meeting—Restrictions on Voting by Non-U.S. Stockholders.” While not expected, the Board maintains its discretion to change its recommendation at any time prior to the special meeting. Any change in the Board’s determination and recommendation will be communicated to the Company’s stockholders. The Company may not request removal of its full foreign listing from the ASX unless the Charter Approval is achieved. Additionally, the Board has elected to condition the Company’s request for removal from the ASX on the Condition to Approval being satisfied.

THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY MAKING A REQUEST FOR REMOVAL OF ITS FULL FOREIGN LISTING FROM THE ASX.

Consequences of the Proposed Delisting

General

While there will be certain changes to the regulatory overlay to which the Company is subject as a result of the removal of its full foreign listing from the ASX, the Company will still be subject to comprehensive regulation under the U.S. securities laws, the NASDAQ listing rules and numerous corporate governance and other investor protections including, among others:

•	State Law Requirements. The Company will remain incorporated in Delaware in the United States and will continue to be subject to the relevant corporate and securities laws of Delaware;
•

Annual, Interim and Current Reporting Requirements.  The Company will continue to be a reporting issuer for the purposes of the applicable U.S. securities laws and, as such, will remain subject to regular reporting and disclosure obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and Proxy Statements, among others. These disclosure obligations are designed to ensure that sufficient and up to date information regarding the Company is provided to the investing public in order to permit investors to make reasonably informed investment decisions. The Company will continue to be subject to Regulation FD regarding the regulation of selective disclosure of material non-public information to stockholders. Further information about the Company (including all announcements made by the Company) is currently, and will continue to be, following the Company’s removal from the official list of the ASX, available on the Company’s website and on EDGAR at www.sec.gov;

•	Listing Rules. Shares of the Company’s Common Stock will continue to be listed on NASDAQ and the Company will continue to be subject to NASDAQ listing rules;
•

Corporate Governance Requirements.  The Company will continue to be subject to the U.S. Sarbanes-Oxley Act of 2002, which requires, among other items, that the Company have an independent audit committee, the Company establish and maintain disclosure controls and procedures and internal control over financial reporting and that the CEO and CFO of the Company certify that periodic reports (including financial statements) comply with the Exchange Act;

•

Beneficial Ownership Reporting Requirements.  The Company’s stockholders must report beneficial ownership of holders of greater than 5% of Class B Common Stock under the Exchange Act on Schedule 13G or 13D, as applicable;

•

Press and Investor Information.  Copies of the Company’s news releases, price sensitive announcements and other relevant corporate information will continue to be available to stockholders on the Investor Relations section of the Company’s website; and

•	Stock Price. The U.S. dollar market price of shares of the Company’s Common Stock on NASDAQ will continue to be available from www.nasdaq.com.

Investment Considerations

Upon delisting, certain institutional holders of the Company’s Common Stock may no longer be permitted to continue to own shares of the Company’s Common Stock under their own investment mandates. The Company’s proposed delisting will likely result in the Company’s Common Stock being removed from all Australian S&P/ASX Indices, and the timing of any changes to these indices affecting the Company’s Common Stock will be determined by Standard & Poor’s. Investors that are restricted from owning stocks in entities not listed on the ASX or included in the Australian S&P/ASX Indices would be expected to divest their holdings in the Company’s Common Stock. Sales of the Company’s Common Stock by these and other investors that had held their securities in CDI form and traded on the ASX in significant amounts could result in the lowering of the market price of our Common Stock, short-term dislocations, and reduced price stability.

ASX Listing Rules

Upon delisting from the ASX, the Company will no longer be subject to the ASX Listing Rules and ASX Corporate Governance Recommendations. However, by reason of being subject to comprehensive regulation under the U.S. securities laws and the NASDAQ listing rules, the Company will, to a significant extent, continue to be subject to requirements which are similar or analogous to the requirements under the ASX Listing Rules and ASX Corporate Governance Recommendations.

Below is a summary of how the proposed delisting from the ASX will impact the Company’s disclosure and compliance regime.

•

Timing of disclosure of material information.  Following the proposed delisting from the ASX, the Company will no longer be required to immediately notify the ASX (and disclose to the public) once any director, secretary or senior executive of the company becomes aware of information that a reasonable person would expect to have a material effect on the price or value of the Company’s securities. However, under applicable U.S. requirements, the Company is required to notify NASDAQ at least ten minutes before the release of material information that would reasonably be expected to affect the value of the Company’s securities or influence investors’ decisions and to make prompt disclosure to the public of such material information. In addition, the Company is required to disclose certain enumerated information per SEC Form 8-K.

•

Daily reporting of share repurchases.  Following the proposed delisting from the ASX, the Company will no longer be required to file daily reports disclosing its share repurchases of the Company’s securities. However, the Company will continue to be required to disclose information on its share repurchases quarterly in the Company’s Form 10-Q or Form 10-K.

•

Submission of audited or reviewed half-yearly report to the ASX.  Following the proposed delisting from the ASX, the Company will no longer be required to prepare and submit to the ASX an audited or reviewed half-yearly report, which includes a list of directors for the half year period, a statement regarding obtaining auditor independence declaration, a directors’ declaration, and information on revenues, net income and dividends. However, the Company will continue to be required to file quarterly reports on Form 10-Q, which include, among other items, quarterly financial statements, and the Company will continue to have the financial statements reviewed by an auditor (except that the auditor’s review report will not be publicly disclosed).

•

Reporting of divergence from ASX Corporate Governance Recommendations.  Following the proposed delisting from the ASX, the Company will not be required to provide in its annual report a statement disclosing the extent to which the company has followed the recommendations set by the ASX Corporate Governance Council during the reporting period. However, the Company currently maintains, and will continue to maintain, robust and thorough corporate governance practices.

•

Disclosure of diversity policy and measurable objectives.  Following the proposed delisting from the ASX, the Company will not be required to include in its annual report disclosure regarding its diversity policy including disclosure of the measurable objectives the Board established for achieving gender diversity and the Board’s assessment of the objectives and the progress in achieving them. However, the Company currently maintains a diversity policy. Additionally, the Company will continue to be subject to disclosure obligations regarding whether, and if so, how, the Board considers diversity when identifying director nominees.

•

Elimination of stockholder approval requirement for certain actions affecting director remuneration.  Following the proposed delisting from the ASX, the Company will no longer be required to seek stockholder approval before issuing securities to directors. In addition, following the proposed delisting from the ASX, the Company will no longer require stockholder approval to increase the total amount of directors’ fees payable by it. However, the Company will continue to be required to include information on director compensation as part of its Compensation

Discussion & Analysis disclosure. Additionally, the Company will continue to be required to obtain stockholder approval for the adoption of, or amendment to, stock and equity compensation plans.
•

Transactions with related parties.  Following the proposed delisting from the ASX, the Company will no longer be required to seek stockholder approval before acquiring or disposing of a “substantial asset” to or from a related party (which includes a director or a stockholder who holds more than 10% of the Company’s voting securities). A “substantial asset” is one where the value, or the value of consideration for it, is 5% or more of the value of the Company’s equity interests as disclosed in the latest accounts given to the ASX. However, the Company currently maintains, and will continue to maintain, a robust related party transactions policy and will continue to be required to disclose that policy and related party transactions in accordance with SEC and NASDAQ rules. Under the Company’s current related party transactions policy, the Company’s Audit Committee, which is comprised solely of independent directors, reviews and approves (i) all related party transactions when and if required to do so by applicable rules and regulations, (ii) all transactions between the Company or any of its subsidiaries and any of the Company’s executive officers, Directors, Director nominees, Directors emeritus or any of their immediate family members and (iii) all transactions between the Company or any of its subsidiaries and any security holder who is known by the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities, other than transactions that (a) have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions) and (b) are made in the ordinary course of business of the Company or its subsidiary, as applicable, and such related party.

Reduced Costs and Fees

The Company engages Computershare Investor Services Pty Limited (“Computershare Australia”) to create a CDI register for holders who hold the Company’s Common Stock through CDIs. The Company incurs fees from Computershare Australia for annual maintenance plus additional fees for ancillary services performed for the Company including, without limitation, stockholder communications, special meeting services and mailings, and information requests. The Company is also required to pay the ASX an annual listing fee and ongoing fees for the quotation of additional securities. Fees associated with our ASX listing in fiscal 2013, which include fees paid to Computershare Australia, listing fees paid to the ASX and other legal expenses related to compliance were approximately $2 million.

As noted above, the Company may not issue securities to directors under the ASX Listing Rules without first seeking stockholder approval. The proposed delisting will also facilitate the issuance of stock-settled (rather than cash-settled) equity awards to executive directors which would enable the Company to fix its compensation expense based on the share price on the date the award is granted and eliminate any volatility in compensation expenses that may result from using cash-settled equity awards.

Company Operations

There would be no changes to the Company’s operations, employees or business as a result of the proposed delisting.

Delisting Process

The Company has conducted preliminary discussions with the ASX as to the form and manner of the potential request for removal of the Company’s full foreign listing from the ASX and has submitted an application for in-principle advice as to how the ASX is likely to respond to the request for removal of the Company’s full foreign listing. The ASX has provided in-principle advice to the Company that it would be likely to remove the Company’s full foreign listing from the ASX upon the Company’s submission of a formal request, subject to compliance with the following conditions:

•

The Company sends written or electronic communication to all CDI holders, in form and substance satisfactory to the ASX, setting out information regarding the proposed delisting timetable and process, the options available to CDI holders and what will happen to CDI holders who do not convert their CDIs to the underlying securities by a nominated date. The Company will satisfy this condition through the provision to CDI holders of a definitive proxy statement.

•

The removal of the Company’s full foreign listing from the ASX shall not take place any earlier than one month after the date the information referred to in the first condition above has been sent to CDI holders. It is anticipated that the removal of the Company’s full foreign listing from the ASX will occur no earlier than two months from the date the first condition above is satisfied.

•

The Company releases the full terms of the ASX in-principle decision to the market upon formal application to delist the Company from the official list of the ASX. The Company issued an ASX announcement on January 9, 2014, which contained the full terms of the ASX in-principle decision and, accordingly, this condition has been satisfied.

The ASX’s in-principle advice applies until March 18, 2014. If the Company is not in a position to lodge a formal request for removal of the Company’s full foreign listing from ASX by that date, it will request that the ASX grant an extension. The Company has no reason to believe that an extension will not be granted.

BASED ON ITS DISCUSSIONS WITH THE ASX AND THE ASX’S GUIDANCE WITH REGARD TO THE APPLICATION FOR IN-PRINCIPLE ADVICE, THE COMPANY BELIEVES THAT THE ASX IS LIKELY TO AGREE TO A REQUEST FOR REMOVAL IF MADE BY THE COMPANY FOLLOWING RECEIPT OF THE APPROVALS AT THE SPECIAL MEETING.

The following table sets out the indicative timeframe for the proposed delisting process based on the ASX’s in-principle advice to the Company. We will announce any changes to these dates and/or procedures and processes.

Date[2]	Event
T	Date of the Special Meeting.
T+1	Filing of request for removal of the Company’s full foreign listing with the ASX and expected ASX approval of such request.
T+30

The Suspension Date.

Note:  Trading in CDIs on the ASX is permitted up to close of trading on the Suspension Date. CDI holders will not be able to trade their CDIs on the ASX after this date. CDI holders’ existing right to convert CDIs into the underlying Common Stock listed on NASDAQ continues until the closing date of the Voluntary Share Sale Facility (see below for further details).

T+37

The Delisting Date.

Note:  CDI holders’ existing right to convert CDIs into the underlying Common Stock listed on NASDAQ continues until the closing date of the Voluntary Share Sale Facility (see below for further details).

T+38	Opening date of the Voluntary Share Sale Facility whereby each CDI holder can elect to have the underlying shares of Common Stock sold on NASDAQ on behalf of the CDI holder (see below for further details).
T+44	Mailing to former CDI holders of personalized: (1) Register Removal Request Forms for CDI conversions into underlying Common Stock and (2) Voluntary Sale Instruction Forms for participation in the Voluntary Share Sale Facility (both as described below).
T+98	Closing date of the Voluntary Share Sale Facility (i.e., the last day on which former CDI holders can submit Voluntary Sale Instruction Forms).
T+105	Registered ownership of all shares which CDN continues to hold on behalf of former CDI holders are compulsorily transferred to the former CDI holders (other than those in relation to which a valid Voluntary Sale Instruction Form has been received) (see below for further details).

On or shortly after the Delisting Date, the Company’s CDI program will end and there will no longer be any CDIs on issue. Therefore, if you still hold CDIs on the Delisting Date, you will no longer hold CDIs after such date. However, you will continue to have a beneficial interest in the same shares of Company Common Stock which were underlying your CDIs as those shares will continue to be held by CDN in trust for your benefit until they are transferred in accordance with your specific instructions or the terms of the proposed delisting and conversion process.

Options Available to CDI Holders

CDI holders will have the following four options in respect of the proposed delisting of the Company from the ASX. CDI holders should note that if they choose to do nothing then Option 4 will apply.

Option 1: Sell your CDIs on the ASX on or before the Suspension Date

You can sell your CDIs on the ASX at any time prior to the close of trading on the Suspension Date (currently expected to be [—]). This can be done by contacting your ASX Participant (stockbroker) or financial adviser. If you elect to sell your CDIs on the ASX prior to or on the Suspension Date, you will be responsible for any costs associated with the sale of your CDIs including any broker commission and taxes.

[2]	Specific dates will be provided for the proposed timeframe in the definitive proxy statement.

After the Suspension Date, you will not be able to sell your CDIs on the ASX.

Option 2: Convert your CDIs into underlying shares of Common Stock.

You have an existing right to convert all or some of your CDIs into the underlying shares of Company Common Stock listed on NASDAQ, with conversions occurring on a 1:1 basis.

If you seek conversion prior to the Delisting Date the current practice for conversions will apply. Accordingly, you will need to complete and lodge with Computershare Australia a Register Removal Request Form which can be accessed online at www.computershare.com/au/forms:

•	Select FOX (Twenty-First Century Fox, Inc.);
•	Scroll down to ‘Global Transactions’; and
•	Select ‘Register Removal Request Form’.

If you seek conversion on or after the Delisting Date, you can convert all (but not some only, unless you are a custodian or nominee holding the CDIs on behalf of multiple beneficial owners, in which case you can submit a partial conversion request) of your CDIs into shares of Company Common Stock, by completing the personalized Register Removal Request Form that is mailed to you after the Delisting Date and returning it to the Company’s Australian share registry (Computershare Australia) in accordance with the instructions printed on that form. The form must be received by Computershare Australia by no later than 5:00 p.m. Australian Eastern Standard Time on the closing date of the Voluntary Share Sale Facility. If, as of the Delisting Date, your CDIs are held in CHESS, the personalized form to be sent to you will contain your new Securityholder Reference Number to reflect the movement of your beneficial interests in the Company’s Common Stock from the CHESS sub-register to the Issuer-Sponsored sub-register as a result of the delisting.

If you require a replacement Register Removal Request, you can contact Computershare Australia on 1300 556 239 (within Australia) or +61 3 9415 4167 (outside Australia).

Alternatively, you can (whether prior to, on or after the Delisting Date) convert all or some or your CDIs into shares of Common Stock by contacting your broker in Australia.

No fees will be payable by you for the conversion of your CDIs to shares of Company Common Stock through Computershare Australia (i.e., if you submit a Register Removal Request Form). However, if you use a broker to effect the conversion, the broker may charge you a fee. Please contact your broker for information regarding any applicable fees.

If you choose to convert your CDIs into shares of Company Common Stock by submitting a Register Removal Request Form, then following completion of the conversion process (expected to take approximately three business days from receipt by Computershare Australia of your completed Register Removal Request) you will become a registered stockholder in the Company and you will be able to trade your shares on NASDAQ, subject to compliance with any applicable restrictions under the U.S. Securities Act of 1933, as amended, and any NASDAQ trading requirements. You should note the following important information regarding the holding of Common Stock and NASDAQ trading:

•	Trading of Common Stock on NASDAQ will occur in U.S. dollars during U.S. local trading hours.
•

Any dividends paid by the Company and sale proceeds received from selling your Common Stock on NASDAQ will be in U.S. dollars. You can elect to have such U.S. dollar amounts converted into and paid to you in Australian dollars by participating in a foreign exchange facility operated by Computershare US; further information regarding this facility (including associated fees) will be sent to you at the time the Common Stock is transferred to you under the conversion process.

•

A registered holder of the Company’s Common Stock is subject to applicable U.S. state and federal abandoned property law. For non-U.S. stockholders, (i) if you do not cash a dividend check within a specified period of time, your uncashed dividend may be deemed to be abandoned property and (ii) generally, if you do not take certain actions (including, without limitation, if you neither cash a dividend check within a specified period of time nor vote your shares of Class B Common Stock) to demonstrate your status as an active stockholder for a period of 3 consecutive years, your shares of Common Stock may be deemed to be abandoned property, and in each case such abandoned property could be forfeited to the Delaware State authorities.

•	Company filings will be made available on EDGAR at www.sec.gov.
•

Any costs and taxes (including applicable U.S. and Australian taxes) associated with the process of holding or selling your shares of Common Stock on NASDAQ will be borne by you, including costs associated with any conversions of dividends or sale proceeds into Australian dollars.

If you convert by submitting a Register Removal Request Form and elect to have shares of Company Common Stock held in your own name, rather than having shares transferred to a nominated U.S. broker or bank, you will receive a statement reflecting your shares in book-entry form in the Direct Registration System (“DRS”). You will also receive an information pack from Computershare US relevant to your holding of Common Stock, which will include information regarding a share sale facility (the “DRS Sales Facility”) currently operated by the Company’s transfer agent, Computershare US, for registered owners of Company Common Stock, which will allow you to sell, at your discretion, all or some of your registered ownership interests in the Company’s Common Stock held through DRS. Further details regarding the DRS Sales Facility are set forth below.

CDI holders who indicate on the Register Removal Form that the shares are to be delivered to their U.S. brokerage account must first contact their U.S. broker or bank to ensure that such broker or bank is aware of the delivery and is prepared to receive the shares, and provide their U.S. broker or bank information as requested on the Register Removal Form. If these actions are not taken properly, such U.S. broker or bank could reject the delivery of shares, which could impact trade settlement. If a delivery of shares is unsuccessful, such shares will be registered in DRS form on the share register.

For information on trading shares on NASDAQ you should contact a broker in Australia or the U.S. Australian brokers may have relationships with financial institutions in the U.S. to facilitate trading on NASDAQ. The names and contact details of licensed brokers in the U.S. may be found on the website of the SEC. You will need to independently establish an account with the broker and provide the broker with evidence of your holding, along with any other documents and forms requested by the broker.

Option 3: Participate in the Voluntary Share Sale Facility

If you do not proceed with Option 1 or Option 2 and remain registered as the holder of CDIs on the Delisting Date, you will be able to sell the shares underlying your CDIs on NASDAQ through a Company-appointed broker under the Voluntary Share Sale Facility (“the Broker”). The Voluntary Share Sale Facility is currently expected to be open for a two month period after the Company’s proposed delisting from [—] until [—]. The sale proceeds (less applicable taxes) will be remitted to you by Computershare Australia in Australian dollars. You will not pay any brokerage fees.

There are risks associated with the amount of proceeds that you may receive through the sale of your shares of the Company’s Common Stock under the Voluntary Share Sale Facility. Your total proceeds will depend on the level of buyer demand, buyer pricing constraints, trading volatility in shares of the Company’s Common Stock on NASDAQ and the prevailing A$/US$ exchange rate. The impact of these factors for those that elect to participate in the Voluntary Share Sale Facility may be more or less adverse than if they instead had elected another option.

Participation in the Voluntary Share Sale Facility is voluntary, and CDI holders are not obliged to dispose of the shares underlying their CDIs through the Voluntary Share Sale Facility. To participate in the Voluntary Share

Sale Facility, you will need to complete a Voluntary Sale Instruction Form (if you are a CDI holder on the Delisting Date, a personalized Voluntary Sale Instruction Form will be mailed to you separately after the Delisting Date) and return it to the Company’s Australian share registry (Computershare Australia) in accordance with the instructions printed on that form. The form must be received by Computershare Australia by no later than 5:00 p.m. Australian Eastern Standard Time on the closing date of the Voluntary Share Sale Facility.

If you require a replacement Voluntary Sale Instruction Form, you can contact Computershare Australia on 1300 556 239 (within Australia) or +61 3 9415 4167 (outside Australia).

You should note the following important information regarding the Voluntary Share Sale Facility:

•

Participation in the Voluntary Share Sale Facility must be for all (but not some only, unless you are custodian or nominee, holding the CDIs on behalf of multiple beneficial owners, in which case you can submit a partial voluntary sale request) shares of the Company’s Common Stock underlying your CDIs (i.e. you cannot sell only some of your shares via the Voluntary Share Sale Facility unless you are a custodian or nominee, holding the CDIs on behalf of multiple beneficial owners).

•

The shares of the Company’s Common Stock which are the subject of Voluntary Sale Instruction Forms received by Computershare Australia will be aggregated and sold in multiple batches by the Broker. The Broker has complete discretion as to when and in how many batches to sell the underlying shares of the Company’s Common Stock. However, it is expected that if you lodge a Voluntary Sale Instruction Form, all of the shares of Common Stock which are the subject of that form will be sold on NASDAQ within two weeks after the later of the opening of the Voluntary Share Sale Facility and Computershare Australia receiving the form (assuming the shares of Common Stock have been received by the Broker from CDN to enable the on-market sale), and you can expect to receive your sale proceeds within two weeks after the shares have been sold.

•

The proceeds from the sale of shares will be paid to you in Australian dollars, after being converted from U.S. dollars and after the deduction of applicable taxes. The amount you receive will be based on the average price of the shares sold in the applicable batch and the A$/US$ exchange rate at the time of conversion. You will not pay any brokerage fees.

•

Payment will be made to you by direct credit into your bank account or by check if no bank account is recorded with Computershare Australia. You may update your bank account details by visiting www.investorcentre.com and following the prompts.

•

The market price of the shares of the Company’s Common Stock sold through the Voluntary Share Sale Facility is subject to change from time-to-time. None of the Company, CDN, the Broker or Computershare Australia gives any assurance as to the sale price that may be achieved for the sale of your shares of the Company’s Common Stock or the exchange rate that will be used to convert the proceeds from the sale into Australian dollars.

•

The Broker is providing services to the Company under the Voluntary Share Sale Facility. The Broker is not providing any services to, or on behalf of, you or assuming or accepting any duty or responsibility to you.

Option 4 (Default): No action—registered ownership of shares automatically transferred to you after end of Voluntary Share Sale Facility period

If you do nothing (i.e., you do not proceed with Option 1, Option 2 or Option 3), then, within approximately five business days following the closing date of the Voluntary Share Sale Facility, your beneficial interests in shares of Company Common Stock held by CDN will be automatically converted into registered ownership interests in the Company’s Common Stock in your name, with conversions on a 1:1 basis. In other words, Option 2 will automatically apply to you and you should carefully consider the statements in Option 2.

Conflicting Instructions

If Computershare Australia receives from you at the same time both a completed Register Removal Request Form and a completed Voluntary Sale Instruction Form, Computershare Australia will process the Voluntary Sale Instruction Form only.

DRS Sales Facility

The Company has made arrangements to allow eligible former CDI holders to sell their Common Stock under the DRS Sales Facility currently operated by the Company’s transfer agent, Computershare US. You will be eligible to participate in the DRS Sales Facility if:

•

you choose to convert your CDIs into shares of Company Common Stock and have them issued in your name (i.e., you choose Option 2 and do not nominate a U.S. broker or bank in the Register Removal Request Form), or

•

your CDIs are automatically converted into registered ownership interests in the Company’s Common Stock in your name after the end of the Voluntary Share Sale Facility period (i.e., if Option 4 applies to you).

Under the DRS Sales Facility you may, at your discretion, sell all or some of your Common Stock listed on NASDAQ through a Computershare US web interface, call center or via written request, with the option of receiving proceeds in Australian dollars. There will be fees associated with sales of Common Stock using the DRS Sales Facility, which will be required to be paid by participants. At the time the Company’s Common Stock is transferred to you, you will receive more information concerning holding shares in DRS and the DRS Sales Facility, including applicable terms and conditions.

Participation in the DRS Sales Facility is voluntary, and no person is obliged to dispose of shares of Company Common Stock through the DRS Sales Facility. As noted above, you may also sell your shares through a U.S. licensed broker.

The Company makes no recommendation on whether any person should participate in the DRS Sales Facility.

Material Tax Consequences of the Proposed Delisting

The following descriptions of Australian and United States tax implications are only a summary. You are advised to consult with your personal tax advisor regarding the specific tax implications of a sale of your Common Stock or CDIs, or conversion of your CDIs.

Australian Tax Implications

Set out below is a summary of the likely Australian tax consequences of the proposed delisting of CDIs for CDI holders who are individuals, companies and complying superannuation entities who hold their CDIs on capital account and are residents of Australia for the purpose of Australian income tax laws.

The summary does not address the specific circumstances of any particular CDI holder, nor the positions of persons who acquired CDIs in the course of a business of trading or investing in securities, such as share traders, investment companies, banks or insurance companies, or who otherwise hold CDIs on revenue account or as trading stock, or who are subject to the taxation of financial arrangements rules in Division 230 of the Income Tax Assessment Act 1997 in relation to gains and losses on their investments in CDIs. (Note: Division 230 will generally not apply to individuals, unless they have made an election for it to apply to them.)

This summary also does not take into account the circumstances of CDI holders who acquired their CDIs in respect of their employment, or that of any person who is their associate within the meaning of the applicable provisions of Australian law regarding taxation of employee share plans (e.g., a family member), with the Company or its affiliates.

CDI holders should be aware that the actual tax consequences of the proposed delisting of CDIs may differ depending upon their individual circumstances. Information contained in this summary is necessarily general in nature and CDI holders will need to consult their own professional tax advisers regarding the consequences of the proposed delisting of the CDIs.

This summary reflects current Australian taxation law and administrative practice.

1. Delisting of CDIs

The proposed delisting of CDIs, prior to conversion into underlying shares of Common Stock in the Company, will not give rise to a capital gains tax (“CGT”) event and will not, therefore, have any consequences under the Australian CGT rules.

2. Conversion of CDIs into underlying shares of Common Stock

If:

•	you choose to convert your CDIs into shares of Company Common Stock; or
•

your CDIs are automatically converted into shares of Company Common Stock because you did not elect to either convert your CDIs or for CDN to sell the underlying shares of Common Stock which are the subject of your CDIs pursuant to the Voluntary Share Sale Facility, then such disposal of CDIs in exchange for Company Common Stock would be a CGT event which would result in a capital gain or loss, unless you are taken to be absolutely entitled (as against CDN) to the underlying shares of Common Stock which are the subject of your CDIs, in which case the conversion of your CDIs into Common Stock would be disregarded for Australian CGT purposes.

It is not clear whether holders of CDIs are absolutely entitled to the underlying shares of Common Stock which are the subject of such CDIs. You are advised to obtain your own Australian taxation advice based on your own individual circumstances.

3. Sales of CDIs or Common Stock

If you sell your CDIs on the ASX prior to the close of trading on the Suspension Date, or if you direct CDN to sell the underlying shares of Common Stock which are the subject of your CDIs pursuant to the Voluntary Share Sale Facility, under which CDN will account to you for the proceeds of the sale after the deduction of brokerage fees, transfer fees and applicable taxes, CGT event A1 will occur in respect of your CDIs upon the occurrence of that sale.

You may have a capital gain or a capital loss from the CGT event depending upon whether your capital proceeds from the disposal are more than your cost base for the CDIs, or whether the capital proceeds are less than your reduced cost base for the CDIs.

The capital proceeds from the disposal of your CDIs will be the sale price for the underlying Common Stock, less the transaction costs.

The cost base, or reduced cost base, will be based on the amount that you paid for your CDIs and any other amounts associated with holding your CDIs, including incidental costs of acquisition and disposal such as brokerage fees, as adjusted for the Separation. An explanation of the adjustment to your cost base or reduced cost base as a consequence of the Separation may be found in Class Ruling CR 2013/79 which is published on the Australian Taxation Office website. In general, the cost base and reduced cost base of your CDIs was reduced (but not below zero) by the amount that the Commissioner of Taxation has accepted in that Class Ruling is the amount of the capital payment distribution that you received in relation to your CDIs in the Company.

Any capital gain or capital loss that you have will be aggregated with your other capital gains and capital losses in the relevant income year to determine whether you have a net capital gain or net capital loss. A net capital gain, if any, will be included in your assessable income and is subject to income tax, however the ‘CGT Discount’ may be available to reduce the taxable gain as described below. A net capital loss may not be deducted against other income for income tax purposes, but may be carried forward to be offset against net capital gains realized in later income years.

If you are an individual, complying superannuation entity or a trust, and have held your CDIs for 12 months or more before disposal, you will be entitled to a ‘CGT Discount’ for any capital gain made on the disposal of your CDIs. The CGT Discount entitles you to reduce your capital gain on the disposal of your CDIs (after deducting available capital losses) by half, in the case of individuals and trusts, or by one-third, in the case of complying superannuation entities. However, trustees should seek specific advice regarding the tax consequences of making distributions attributable to discounted capital gains. The ‘CGT Discount’ is not available to companies. You should seek independent advice to determine whether you have held your CDIs for the requisite period.

No Australian stamp duty or GST implications will arise from the conversion of your CDIs into shares of Common Stock in the Company or a sale by CDN of the underlying shares of Common Stock pursuant to the Voluntary Share Sale Facility.

United States Tax Implications

Under United States taxation law, no tax consequences will arise from the conversion of your CDIs into shares of Company Common Stock, whether:

•	you choose to convert your CDIs into shares of Company Common Stock; or
•

your CDIs are automatically converted into shares of Company Common Stock because you did not elect to either convert your CDIs or for CDN to sell the underlying shares of Common Stock which are the subject of your CDIs pursuant to the Voluntary Share Sale Facility.

The United States tax consequences of the ownership and sale of Company Common Stock will be the same as those of the ownership and sale of CDIs. Accordingly, sales of Company Common Stock may subject you to capital gain or capital loss under U.S. taxation law similar to a sale of CDIs.

SECURITY OWNERSHIP OF 21ST CENTURY FOX

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of August 19, 20133 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each named executive officer (as identified under “Executive Compensation and Other Information”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class(4)
Name(2)	Non-Voting Class A Common Stock	Voting Class B Common Stock	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)
Murdoch Family Trust(6) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	57,000	306,623,480	0	*	38.40%

HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud(7) c/o Kingdom Holding Company Kingdom Centre—Floor 66 P.O. Box 2 Riyadh, 11321 Kingdom of Saudi Arabia	0	56,237,915	0	0	7.0	%(11)

K. Rupert Murdoch(8)	8,791,232	314,894,138	0	*	39.40%
Delphine Arnault	0	0	0	0	0
James W. Breyer	0	0	0	0	0
Chase Carey(9)	85,520	0	0	*	0
David F. DeVoe	4,080	0	0	*	0
Viet Dinh	0	1,010	0	0	*
Sir Roderick I. Eddington	134,770	0	0	*	0
James R. Murdoch(10)	2,844,320	1,644	0	*	*
Lachlan K. Murdoch	456	5,857	0	*	*
Jacques Nasser	0	0	0	0	0
Robert S. Silberman	0	15,000	0	0	*
Álvaro Uribe	0	0	0	0	0
Gerson Zweifach	0	0	0	0	0

All current Directors and executive officers as a group (14 members)	12,004,828	314,917,649	0	*	39.40%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on August 19, 2013 and will be updated in the Company’s definitive proxy statement.
(1)	This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees.
(2)	The address for all Directors and executive officers of the Company is c/o 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036.

[3]	The contents of the following table will be updated in the definitive proxy statement.

(3)	The number of option shares reported reflects the number of option shares currently exercisable or that become exercisable within 60 days following August 19, 2013.
(4)	Applicable percentage of ownership is based on 1,509,860,848 shares of Class A Common Stock and 798,520,953 shares of Class B Common Stock outstanding as of August 19, 2013, together with the exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of August 19, 2013 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(5)	Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.
(6)	Beneficial ownership of the Class A Common Stock is as of November 10, 2008, as reported on Form 4 filed with the SEC on November 13, 2008. Beneficial Ownership of Class B Common Stock is as of December 31, 2008, as reported on Schedule 13G/A filed with the SEC on February 17, 2009. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Some of the Murdoch Family Trust’s shares of the Class A Common Stock and Class B Common Stock are pledged from time to time to secure lines of credit with certain banks. As described in the section entitled “Restrictions on Voting by Non-U.S. Stockholders,” the Murdoch Family Interests will not vote or provide voting instructions with respect to a portion of their shares of Class B Common Stock to the extent that doing so would increase their percentage of voting power from what it was prior to the suspension of voting rights.
(7)	Beneficial ownership of Class B Common Stock is as of December 31, 2012 as reported on Schedule 13G/A filed by HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud (“HRH”) on January 31, 2013. Based on the Schedule 13G/A, 9,780,557 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-134, Ltd. (“KR-134”), 1,250,000 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-137, Ltd. (“KR-137”), 3,300,000 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-138, Ltd. (“KR-138”), 8,400,000 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-146, Ltd. (“KR-146”), 21,659,246 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-222, Ltd. (“KR-222”), and 11,848,112 shares of the reported Class B Common Stock are owned by Kingdom Holding Company (“KHC”). KR-134, KR-137 and KR-138 are wholly-owned subsidiaries of Kingdom 5-KR-11, Ltd. (“KR- 11”). KR-11, KR-146 and KR-222 are wholly-owned subsidiaries of KHC. HRH, as the majority shareholder of KHC, has the power to elect a majority of the directors of KHC and, through this power, has the power to appoint a majority of the directors of KR-11, KR-146 and KR-222, and in turn, KR-11, as sole shareholder of KR-134, KR-137 and KR-138 has the power to appoint a majority of the directors of KR-134, KR-137 and KR-138. Accordingly, for purposes of Regulations 13D-G under the Exchange Act, HRH can indirectly control the disposition and voting of the shares of Class B Common Stock held by KR-11, KR-134, KR-137, KR-138, KR-146, KR-222 and KHC.
(8)

Beneficial ownership reported includes 57,000 shares of Class A Common Stock and 306,623,480 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 8,250,000 shares of Class B Common Stock held by the K.R. Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership reported also includes 4,800 shares of Class A Common Stock and 4,540 shares of Class B Common Stock held by certain members of Mr. K.R. Murdoch’s family. Beneficial ownership also includes 8,729,432 shares of Class A

Common Stock held by the GCM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children. Mr. K.R. Murdoch, however, disclaims beneficial ownership of such shares.
(9)	Beneficial ownership reported includes 85,520 shares of Class A Common Stock held by the Charles G. Carey 2002 Trust of which Mr. Carey holds a beneficial and trustee interest.
(10)	Beneficial ownership reported includes 2,453,701 shares of Class A Common Stock held by the JRM Family Trust which is administered by an independent trustee for the benefit of Mr. J.R. Murdoch and his immediate family.
(11)	In order to maintain compliance with federal law and in accordance with Article IV, Section 5 of the Company’s Restated Certificate of Incorporation, the Company has suspended 35% of the voting rights of Class B Common Stock of the Company held by non-U.S. stockholders or those who are deemed to be non-U.S. stockholders. The Audit Committee of the Board may modify the voting suspension percentage to reflect changes, if any, in the Company’s foreign ownership based on its assessment of the information reasonably available to it. Accordingly, as a non-U.S. stockholder, HRH will have voting rights with respect to the Class B Common Stock he owns in accordance with the voting percentage suspension in effect for the Special Meeting. For further information, see the discussion under the section entitled “Restrictions on Voting by Non-U.S. Stockholders.”

2014 ANNUAL MEETING OF STOCKHOLDERS

If you wish to submit a proposal to be presented at the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at the principal executive offices at 21st Century Fox, 1211 Avenue of the Americas, New York, NY 10036 no later than May 2, 2014 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2014 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices not later than July 20, 2014. Additionally, stockholder proposals made outside the processes of Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices, in accordance with the requirements of the By-laws between June 20, 2014 and July 20, 2014; provided, however, that in the event that the 2014 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2013 Annual Meeting of Stockholders, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2014 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2014 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2014 Annual Meeting of Stockholders is made. Stockholders are advised to review the Company’s By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

ADDITIONAL INFORMATION

In an effort to reduce the amount of paper mailed to stockholders’ homes and to help lower the Company’s printing and postage costs, stockholders can elect to receive future 21st Century Fox proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Enrollment for Electronic Delivery” link in the “Investor Relations” section of the Company’s website at www.21cf.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Certain of the statements made herein may contain forward-looking statements or information. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “believes,” “may,” “will” and variations of such words and similar expressions are intended to identify our forward-looking statements. Forward-looking statements and forward-looking information by their nature are based on assumptions and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Where, in any forward-looking statements, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Accordingly, you should not place undue reliance on the forward-looking statements or information contained herein.

We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this proxy statement, except as required by applicable law or regulation.

Appendix A

A non-U.S. stockholder is any holder of our Class B Common Stock who is:

•	An individual who is not a United States citizen;
•	An entity that holds Class B Common Stock on behalf of a person who is not a United States citizen or an entity not organized under the laws of the United States;
•	A corporation, partnership, limited partnership, limited liability company or trust that is not organized under the laws of the United States;
•	A corporation that is organized under the laws of the United States, with respect to that portion of its stock that is owned of record or voted by non-U.S. citizens or non-U.S. entities;
•

A partnership or limited partnership that is organized under the laws of the United States, if it has one or more non-U.S. citizens or non-U.S. entities serving as a general partner or as a limited partner;

•	A limited liability company that is organized under the laws of the United States, if any of its membership units are held by non-U.S. citizens or non-U.S. entities; and
•

A Trust that is organized under the laws of the United States, if any of the Trustees are non-U.S. citizens or non-U.S. entities (and if any beneficiary is a non-U.S. citizen or non-U.S. entity, with respect to that portion of the Trust that is held for the benefit of such non-U.S. citizen or non-U.S. entity).

For purposes of this definition, a U.S.-organized limited partnership or limited liability company shall not be treated as a non-U.S. Stockholder if, notwithstanding the presence of limited partners or members who are non- U.S. citizens or non-U.S. entities, the governing document of the partnership or the limited liability company provides that such non-U.S. persons or non-U.S. entities may not be materially involved, directly or indirectly, in the management or operation of the media-related activities of the partnership or the limited liability company.

In addition, for purposes of this definition, any holder of Class B Common Stock or Class B CDIs who does not provide citizenship information on the Class B Common Stock proxy card will be deemed to be a non-U.S. stockholder unless the holder is a stockholder of record and has previously submitted a U.S. citizenship certification to our transfer agent or Australian share registrar.

A-1

PRELIMINARY COPY—SUBJECT TO COMPLETION

FORM OF PROXY FOR CLASS B COMMON STOCK

IMPORTANT NOTICE TO STOCKHOLDERS

of Twenty-First Century Fox, Inc.

The Special Meeting of Stockholders will be held at

[—]

on [—], 2014

[—] ([—] Time)

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TWENTY-FIRST CENTURY FOX, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS, [—], 2014

The undersigned, a stockholder of Twenty-First Century Fox, Inc., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and the accompanying proxy statement, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch, Chase Carey and John P. Nallen and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company, standing in the name of undersigned at the Special Meeting of Stockholders of the Company to be held on [—], 2014 at [—] ([—] Time) at [—].

(continued and to be signed on the other side)

FORM OF PROXY FOR CLASS B COMMON STOCK

Please Detach and Mail in the Envelope Provided

THE BOARD HAS RECOMMENDED A VOTE “FOR” PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Proposal to approve the Company making a request for removal of its full foreign listing from the ASX.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. CITIZENSHIP CERTIFICATION: Please mark “YES” if the stock is owned of record or beneficially by a U.S. stockholder, or mark “NO” if such stock is owned of record or beneficially by a non-U.S. stockholder. (Please refer to Appendix A of the Proxy Statement for additional guidance.)

If you do not provide a response to this Item 2, you will be deemed to be a non-U.S. stockholder and the shares will be subject to the suspension of voting rights unless you are a stockholder of record and you previously submitted a U.S. citizenship certification to the Company’s transfer agent or Australian share registrar.

YES	NO
☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

Signature of Stockholder	Dated	, 2014

Signature of Stockholder	Dated	, 2014

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.